Exhibit A-3(a)






                    ENTERGY LOUISIANA, INC.

                               TO

                 BANK OF MONTREAL TRUST COMPANY
 (successor to The Chase Manhattan Bank (National Association))

                              AND

                       MARK F. McLAUGHLIN
               (successor to Z. George Klodnicki)
                         As Trustees under Entergy Louisiana, Inc.'s
                         Mortgage and Deed of Trust,
                         dated as of April 1, 1944



                        ________________



              Fifty-fourth Supplemental Indenture

                Providing among other things for
          First Mortgage Bonds, Environmental Series G
                       (Sixtieth Series)


                    Dated as of June 1, 1999

              FIFTY-FOURTH SUPPLEMENTAL INDENTURE

      INDENTURE, dated as of June 1, 1999, between ENTERGY LOUISIANA, INC., a corporation of the State of Louisiana
(successor by merger to LOUISIANA POWER & LIGHT COMPANY, a corporation of the State of Florida), whose post office address is 639 Loyola Avenue, New Orleans, Louisiana 70113 (hereinafter sometimes called the "Company"), and BANK OF MONTREAL TRUST COMPANY, a New York corporation (successor to THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)), whose principal office is located at 88 Pine Street, New York, New York 10005 (hereinafter sometimes called the "Corporate Trustee"), and MARK F. McLAUGHLIN (successor to Z. GEORGE KLODNICKI), whose post office address is 44 Norwood Avenue, Westwood, New Jersey 07711 (said MARK F. McLAUGHLIN being hereinafter sometimes called the "Co-Trustee" and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of April 1, 1944 (hereinafter called the "Mortgage"), which Mortgage was executed and delivered by Louisiana Power & Light Company, a corporation of the State of Florida (hereinafter sometimes called the "Florida Company"), to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter called the "Fifty-fourth Supplemental Indenture") being supplemental thereto;

      WHEREAS, the Mortgage was recorded in various Parishes in the State of Louisiana, which Parishes are the same Parishes in which this Fifty-fourth Supplemental Indenture is to be recorded;
and

      WHEREAS, by the Mortgage, the Florida Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectively the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

      WHEREAS, the Florida Company executed and delivered the following supplemental indentures:

          Designation                      Dated as of
     First Supplemental Indenture        March 1, 1948
     Second Supplemental Indenture       November 1, 1950
     Third Supplemental Indenture        September 1, 1953
     Fourth Supplemental Indenture       October 1, 1954
     Fifth Supplemental Indenture        January 1, 1957
     Sixth Supplemental Indenture        April 1, 1960
     Seventh Supplemental Indenture      June 1, 1964
     Eighth Supplemental Indenture       March 1, 1966
     Ninth Supplemental Indenture        February 1, 1967
     Tenth Supplemental Indenture        September 1, 1967
     Eleventh Supplemental Indenture     March 1, 1968
     Twelfth Supplemental Indenture      June 1, 1969
     Thirteenth Supplemental Indenture   December 1, 1969
     Fourteenth Supplemental Indenture   November 1, 1970
     Fifteenth Supplemental Indenture    April 1, 1971
     Sixteenth Supplemental Indenture    January 1, 1972
     Seventeenth Supplemental Indenture  November 1, 1972
     Eighteenth Supplemental Indenture   June 1, 1973
     Nineteenth Supplemental Indenture   March 1, 1974
     Twentieth Supplemental Indenture    November 1, 1974

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and

      WHEREAS, the Florida Company was merged into the Company on February 28, 1975, and the Company thereupon executed and delivered a Twenty-first Supplemental Indenture, dated as of March 1, 1975, pursuant to which the Company, among other things, assumed and agreed duly and punctually to pay the principal of and interest on the bonds at the time issued and outstanding under the Mortgage, as then supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage as so supplemented, and duly and punctually to observe, perform and fulfill all of the covenants and conditions of the Mortgage, as so supplemented, to be kept or performed by the Florida Company, and said Twenty-first Supplemental Indenture was recorded in various Parishes in the State of Louisiana; and

       WHEREAS, the Company has succeeded to and has been substituted for the Florida Company under the Mortgage with the same effect as if it had been named as mortgagor corporation therein; and

      WHEREAS, the Company executed and delivered the following supplemental indentures:

          Designation                           Dated as of
     Twenty-second Supplemental Indenture    September 1, 1975
     Twenty-third Supplemental Indenture     December 1, 1976
     Twenty-fourth Supplemental Indenture    January 1, 1978
     Twenty-fifth Supplemental Indenture     July 1, 1978
     Twenty-sixth Supplemental Indenture     May 1, 1979
     Twenty-seventh  Supplemental Indenture  November 1, 1979
     Twenty-eighth  Supplemental Indenture   December 1, 1980
     Twenty-ninth Supplemental Indenture     April 1, 1981
     Thirtieth Supplemental Indenture        December 1, 1981
     Thirty-first Supplemental Indenture     March 1, 1983
     Thirty-second Supplemental Indenture    September 1, 1983
     Thirty-third Supplemental Indenture     August 1, 1984
     Thirty-fourth  Supplemental Indenture   November 1, 1984
     Thirty-fifth Supplemental Indenture     December 1, 1984
     Thirty-sixth Supplemental Indenture     December 1, 1985
     Thirty-seventh Supplemental Indenture   April 1, 1986
     Thirty-eighth  Supplemental Indenture   November 1, 1986
     Thirty-ninth Supplemental Indenture     May 1, 1988
     Fortieth Supplemental Indenture         December 1, 1988
     Forty-first Supplemental Indenture      April 1, 1990
     Forty-second Supplemental Indenture     June 1, 1991
     Forty-third Supplemental Indenture      April 1, 1992
     Forty-fourth Supplemental Indenture     July 1, 1992
     Forty-fifth Supplemental Indenture      December 1, 1992
     Forty-sixth Supplemental Indenture      March 1, 1993
     Forty-seventh Supplemental Indenture    May 1, 1993
     Forty-eighth Supplemental Indenture     December 1, 1993
     Forty-ninth Supplemental Indenture      July 1, 1994
     Fiftieth Supplemental Indenture         September 1, 1994
     Fifty-first Supplemental Indenture      March 1, 1996
     Fifty-second Supplemental Indenture     March 1, 1998
     Fifty-third Supplemental Indenture      March 1, 1999


which supplemental indentures were recorded in various Parishes in the State of Louisiana; and

      WHEREAS, in addition to the property described in the Mortgage, as supplemented, the Company has acquired certain other property, rights and interests in property; and

      WHEREAS, the Florida Company or the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

                                              Principal     Principal
                                                Amount        Amount
                      Series                    Issued     Outstanding
 3% Series due 1974                          $ 17,000,000       None
 3 1/8% Series due 1978                        10,000,000       None
 3% Series due 1980                            10,000,000       None
 4% Series due 1983                            12,000,000       None
 3 1/8% Series due 1984                        18,000,000       None
 4 3/4% Series due 1987                        20,000,000       None
 5% Series due 1990                            20,000,000       None
 4 5/8% Series due 1994                        25,000,000       None
 5 3/4% Series due 1996                        35,000,000       None
 5 5/8% Series due 1997                        16,000,000       None
 6 1/2% Series due September 1, 1997           18,000,000       None
 7 1/8% Series due 1998                        35,000,000       None
 9 3/8% Series due 1999                        25,000,000       None
 9 3/8% Series due 2000                        20,000,000       None
 7 7/8% Series due 2001                        25,000,000   $18,700,000
 7 1/2% Series due 2002                        25,000,000    23,000,000
 7 1/2% Series due November 1, 2002            25,000,000    15,259,000
 8% Series due 2003                            45,000,000       None
 8 3/4% Series due 2004                        45,000,000       None
 9 1/2% Series due November 1, 1981            50,000,000       None
 9 3/8% Series due September 1, 1983           50,000,000       None
 8 3/4% Series due December 1, 2006            40,000,000       None
 9% Series due January 1, 1986               $ 75,000,000       None
10% Series due July 1, 2008                    60,000,000       None
10 7/8% Series due May 1, 1989                 45,000,000       None
13 1/2% Series due November 1, 2009            55,000,000       None
15 3/4% Series due December 1, 1988            50,000,000       None
16% Series due April 1, 1991                   75,000,000       None
16 1/4% Series due December 1, 1991           100,000,000       None
12% Series due March 1, 1993                  100,000,000       None
13 1/4% Series due March 1, 2013              100,000,000       None
13% Series due September 1, 2013               50,000,000       None
16% Series due August 1, 1994                 100,000,000       None
14 3/4% Series due November 1, 2014            55,000,000       None
15 1/4% Series due December 1, 2014            35,000,000       None
14% Series due December 1, 1992                60,000,000       None
14 1/4% Series due December 1, 1995            15,000,000       None
10 1/2% Series due April 1, 1993              200,000,000       None
10 3/8% Series due November 1, 2016           280,000,000       None
Series 1988A due September 30, 1988            13,334,000       None
Series 1988B due September 30, 1988            10,000,000       None
Series 1988C due September 30, 1988             6,667,000       None
10.36% Series due December 1, 1995             75,000,000       None
10 1/8% Series due April 1, 2020              100,000,000       None
Environmental Series A due June 1, 2021        52,500,000    52,500,000
Environmental Series B due April 1, 2022       20,940,000    20,940,000
7.74% Series due July 1, 2002                 179,000,000    56,400,000
8 1/2% Series due July 1, 2022                  9,000,000       None
Environmental Series C due December 1, 2022    25,120,000    25,120,000
6.00% Series due March 1, 2000                100,000,000   100,000,000
Environmental Series D due May 1, 2023         34,364,000    34,364,000
Environmental Series E due December 1, 2023    25,991,667    25,991,667
Environmental Series F due July 1, 2024        21,335,000    21,335,000
Collateral Series 1994-A, due July 2, 2017    117,805,000   109,290,000
Collateral Series 1994-B, due July 2, 2017     58,865,000    54,630,000
Collateral Series 1994-C, due July 2, 2017     31,575,000    29,290,000
8 3/4% Series due March 1, 2026               115,000,000   115,000,000
6 1/2% Series due March 1, 2008               115,000,000   115,000,000
5.80% Series due March 1, 2002               $ 75,000,000  $ 75,000,000

which bonds are also hereinafter sometimes called bonds of the First through Fifty-ninth Series, respectively; and

     WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

      WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restrictions if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds (other than the First Series) by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

      WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

      WHEREAS, the execution and delivery by the Company of this Fifty-fourth Supplemental Indenture, and the terms of the bonds of the Sixtieth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Mark F. McLaughlin and (to the extent of its legal capacity to hold the same for the purposes hereof) to Bank of Montreal Trust Company, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all of the property now owned by the Company and specifically described in the Mortgage, as supplemented, and all the following described properties of the Company, whether now owned or hereafter acquired, namely:

                         PARAGRAPH ONE

      The Electric Generating Plants, Plant Sites and Stations, and all ownership interests therein, of the Company, including all electric works, power houses, buildings, pipe lines and structures owned by the Company and all land of the Company on which the same are situated and all of the Company's lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, equipment and appurtenances, forming a part of said plants, sites or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property.

                          PARAGRAPH TWO

      The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Company on which the same are situated, and all of the Company's lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations or UHF-VHF installations, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any of them.

                        PARAGRAPH THREE

      All and Singular the Miscellaneous Lands and Real Estate or
Rights and Interests therein of the Company now owned, or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired during the existence of this trust.

                         PARAGRAPH FOUR

      The Electric Transmission Lines of the Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, pole type substations, insulators and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any public streets or highways or other lands, public or private.

                         PARAGRAPH FIVE

      The Electric Submarine Cables of the Company, including the wires, cables, switch racks, conductors, conduits, transformers, substations, insulators and all appliances, devices and equipment used or useful in connection with said submarine cables, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof.

      And also all extensions, replacements, branches, taps, developments and improvements of said submarine cables, or any of them, and all other submarine cables owned by the Company wherever situated, whether now owned or hereafter acquired and/or constructed, as well as all of the Company's rights-of-way, easements, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, subject, however, to the provisions of Section 87 of the Mortgage.

                          PARAGRAPH SIX

      The Electric Distribution Lines and Systems of the Company, including the structures, towers, poles, wires, insulators and
appurtenances,   appliances,   conductors,   conduits,    cables,
transformers,   meters,   regulator  stations   and   regulators,
accessories, devices and equipment and all of the Company's other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the
Company's   rights-of-way,  easements,  permits,   prescriptions,
privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under, or upon
any   public  streets  or  highways,  public  or  private  lands, including all additions, improvements or replacements to all of the distribution systems located in the municipalities and parishes set forth in the Mortgage and in the First through Fifty-third Supplemental Indentures.

       And also all branches, extensions, improvements and developments of or appertaining to or connected with said distribution lines, systems or any of them, and all other distribution systems of the Company and parts and portions thereof, wherever situated, whether connected or not connected with any of the foregoing systems and whether now owned or hereafter acquired, as well as all of the Company's rights-of-way, easements, privileges, prescriptions, permits, municipal or other franchises, consents and rights for or relating to the construction, maintenance or operation thereof or any part or portion thereof, through, over, under or upon any public streets or highways or public or private lands, whether now owned or hereafter acquired, subject, however, to the provisions of
Section 87 of the Mortgage.

                        PARAGRAPH SEVEN

      The certain franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric systems in, on and under streets, alleys, highways, roads, and public grounds, areas and rights-of-way, and/or for the supply and sale of electricity, and all rights incident thereto, which were granted by the governing bodies of the respective municipalities, parishes and public authorities in the State of Louisiana.

      Also all other franchises, privileges, permits, grants and consents owned or hereafter acquired by the Company for the construction, operation and maintenance of electric systems in, on or under streets, alleys, highways, roads, and public grounds, areas and rights-of-way and/or for the supply and sale of electricity and all rights incident thereto, subject, however, to the provisions of Section 87 of the Mortgage.

      All other property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the First through Forty-fifth Supplemental Indentures (except any herein or in the Mortgage or in said Supplemental Indentures expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Fifty-fourth Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights-of-way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents, or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

     TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

      IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

      PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Fifty-fourth Supplemental Indenture and from the lien and operation of the
Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company's franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or their successor or successors in said trust or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in
Section 65 thereof.

      TO HAVE AND TO HOLD ALL such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Mark F. McLaughlin and (to the extent of its legal capacity to hold the same for the purposes hereof) to Bank of Montreal Trust Company, as Trustees, and their successors and assigns forever.

      IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Fifty-fourth Supplemental Indenture being supplemental thereto.

      AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.

      The Company further covenants and agrees to and with the Trustees and their successor or successors in said trust under the Mortgage as follows:

                            ARTICLE I

                    SIXTIETH SERIES OF BONDS

     SECTION 1. There shall be a series of bonds designated "Environmental Series G" (herein sometimes called the "Sixtieth Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Sixtieth Series (which shall be limited in aggregate principal amount to $67,200,000) shall mature on June 1, 2030, shall be issued as fully registered bonds in the denomination of One Thousand Dollars and such other denominations as the officers of the Company shall determine to issue (such determination to be evidenced by the execution and delivery thereof), shall be dated as in Section 10 of the Mortgage provided, and the principal of, and, to the extent permitted by the Mortgage, interest on any overdue principal of, each said bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

     (I) The bonds of the Sixtieth Series shall be issued and delivered to, and registered in the name of, Chase Bank of Texas, National Association, the trustee under the Trust Indenture (Series 1999-B), dated as of June 1, 1999 (hereinafter called the "St. Charles Indenture"), of the Parish of St. Charles, State of Louisiana (hereinafter called the "Parish"), relating to its Pollution Control Revenue Refunding Bonds (Entergy Louisiana, Inc. Project) Series 1999-B (hereinafter called the "St. Charles Bonds"), in order to evidence in part, prior to the Release Date (as defined in the Refunding Agreement), the Company's obligation to make certain payments under the Refunding Agreement (Series 1999-B), dated as of June 1, 1999, between the Parish and the Company (the "Refunding Agreement").

     The obligation of the Company to make any payment of principal of the bonds of the Sixtieth Series, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the St. Charles Indenture of the amount of the corresponding payment required to be made by the Parish thereunder in respect of the principal or premium, if any, or interest on the St. Charles Bonds. The Trustees may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Sixtieth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until the Corporate Trustee shall have received a written notice (which may be a facsimile followed by a hard copy) from the trustee under the St. Charles Indenture, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of or interest on the St. Charles Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

     (II) In the event that the St. Charles Bonds outstanding under the St. Charles Indenture shall become immediately due and payable pursuant to Section 10.2 of the St. Charles Indenture, upon the occurrence of an Event of Default under Section 10.1
(a), (b), (e) or (f) of the St. Charles Indenture, all bonds of the Sixtieth Series, then outstanding, shall be redeemed by the Company, on the date such St. Charles Bonds shall have become immediately due and payable, at the principal amount of the bonds thereof.

     In the event that any St. Charles Bonds are to be redeemed pursuant to Section 8.1 (c) of the St. Charles Indenture, bonds of the Sixtieth Series, in a principal amount equal to 112% of the aggregate principal amount of such St. Charles Bonds shall be redeemed by the Company, on the date fixed for such redemption of St. Charles Bonds, at the principal amount thereof.

     The Trustees may conclusively presume that no redemption of bonds of the Sixtieth Series is required pursuant to this subsection (II) unless and until the Corporate Trustee shall have received a written notice (which may be a facsimile followed by a hard copy) from the trustee under the St. Charles Indenture, signed by its President, a Vice President or a Trust Officer, stating that, as the case may be, the St. Charles Bonds have become immediately due and payable pursuant to Section 10.2 of the St. Charles Indenture, upon the occurrence of an Event of Default under Section 10.1 (a), (b), (e) or (f) of the St. Charles Indenture, or that the St. Charles Bonds are to be redeemed pursuant to Section 8.1 (c) of the St. Charles Indenture and specifying the date fixed for the redemption and the principal amount thereof. Said notice shall also contain a waiver of notice of such redemption by the trustee under the St. Charles Indenture, as the holder of all the bonds of the Sixtieth Series then outstanding.

     (III) The Company hereby waives its right to have any notice of any redemption pursuant to subsection (II) of this
Section 1 state that such notice is subject to the receipt of the redemption moneys by the Corporate Trustee before the date fixed for redemption. Notwithstanding the provisions of Section 52 of the Mortgage, any such notice under such subsection shall not be conditional.

     (IV) At the option of the registered owner, any bonds of the Sixtieth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by the Company, duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the Sixtieth Series of other authorized denominations.

     Bonds of the Sixtieth Series shall not be transferable except to any successor trustee under the St. Charles Indenture, any such transfer to be made (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York.

     The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Sixtieth Series.

     (V) The bonds of the Sixtieth Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage with respect thereto.

                           ARTICLE II

                    MISCELLANEOUS PROVISIONS

     SECTION 2. Subject to any amendments provided for in this Fifty-fourth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Fifty-fourth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

     SECTION 3. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore amended, set forth and upon the following terms and conditions:

     The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Fifty-fourth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifty-fourth Supplemental Indenture.

     SECTION 4. Whenever in this Fifty-fourth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all covenants and agreements in this Fifty-fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 5. Nothing in this Fifty-fourth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifty-fourth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fifty-fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

     SECTION 6. It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Fifty-fourth Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that, so far as the said Louisiana property is concerned, this Fifty-fourth Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledgee in trust for the benefit of themselves and of all present and future holders of bonds and coupons issued and to be issued under the Mortgage, and are irrevocably appointed special agents and representatives of the holders of the bonds and coupons issued and to be issued under the Mortgage and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

     SECTION 7. This Fifty-fourth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, ENTERGY LOUISIANA, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, for and in its behalf, and BANK OF MONTREAL TRUST COMPANY, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Vice Presidents or Assistant Secretaries and MARK F. McLAUGHLIN, in token of his acceptance of the trust hereby created, has hereunto set his hand and affixed his seal, all as of the day and year first above written.

                         ENTERGY LOUISIANA, INC.


                         By ___________________________________
                              Nathan E. Langston
                              Vice President


Attest:

__________________________________
Assistant Secretary

Executed, sealed and delivered by
ENTERGY LOUISIANA, INC.
in the presence of:



__________________________________



__________________________________

                              BANK OF MONTREAL TRUST COMPANY,
                                As Corporate Trustee



                              By
                                        Peter Morse
                                       Vice President




Attest:



Frances Rusakowsky
Assistant Secretary


                              ________________________[L.S.]
                                  Mark F. McLaughlin
                                   As Co-Trustee



Executed, sealed and delivered by
BANK OF MONTREAL TRUST COMPANY and
MARK F. McLAUGHLIN
in the presence of:


_____________________________________


_____________________________________

STATE OF LOUISIANA
                    }    ss.:
PARISH OF ORLEANS

     On this 23rd day of June, 1999, before me appeared NATHAN E. LANGSTON, to me personally known, who, being by me duly sworn, did say that he is Vice President and Chief Accounting Officer of ENTERGY LOUISIANA, INC., and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said NATHAN E. LANGSTON, acknowledged said instrument to be the free act and deed of said corporation.

      On the 23rd day of June, in the year 1999, before me personally came NATHAN E. LANGSTON, to me known, who, being by me duly sworn, did depose and say that he resides at 125 Ayshire Court, Slidell, Louisiana 70461; that he is Vice President and Chief Accounting Officer of ENTERGY LOUISIANA, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.




                                     Denise C. Redmann
                                        Notary Public
                              Parish of Orleans, State of Louisiana
                               My Commission is Issued for Life

STATE OF NEW YORK
                        }    ss.:
COUNTY OF QUEENS

      On this ___ day of June, 1999, before me appeared PETER MORSE, to me personally known, who, being by me duly sworn, did say that he is a Vice President of BANK OF MONTREAL TRUST COMPANY, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said PETER MORSE acknowledged said instrument to be the free act and deed of said corporation.

      On the ___ day of June in the year 1999, before me personally came PETER MORSE, to me known, who, being by me duly sworn, did depose and say that he resides at 84-26 115th Street, Richmond Hill, New York 11418; that he is a Vice President of BANK OF MONTREAL TRUST COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.






                                        Antonio R. Alves
                               Notary Public, State of New York
                                        No. 41-4615119
                                   Qualified in Queens County
                             Commission Expires January 31, 2000

STATE OF NEW YORK
                        }    ss.:
COUNTY OF QUEENS

      On  this ___ day of June, 1999, before me appeared MARK  F.
McLAUGHLIN, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

     On the ___ day of June, 1999, before me personally came MARK
F. McLAUGHLIN, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.





                             Antonio R. Alves
                             Notary Public, State of New York
                             No. 41-4615119
                             Qualified in Queens County
                             Commission Expires January 31, 2000